Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BURLINGTON NORTHERN SANTA FE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
BURLINGTON NORTHERN SANTA FE CORPORATION

The seventh annual meeting of shareholders of Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") will be held at 2:00 p.m. on Wednesday, April 17, 2002, at The Fort Worth Club, Horizon Room, 306 West 7th Street, Fort Worth, Texas for the following purposes:

  (1)
  to elect 12 directors;

  (2)
  to approve amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan; and

  (3)
  to transact such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in this proxy statement, if it is presented at the meeting and is in order.

Shareholders of record at the close of business on February 28, 2002, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. A list of these shareholders will be kept at the offices of the Company in Fort Worth, Texas, for a period of ten days prior to the meeting. Only shareholders or their proxy holders may attend the meeting.

By order of the Board of Directors.

Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary
2650 Lou Menk Drive Fort Worth, Texas 76131-2830 March 11, 2002

YOUR VOTE IS IMPORTANT. Please mark, sign, and date your proxy card and return it promptly in the enclosed envelope, or vote by toll-free telephone as explained on the proxy card, whether or not you plan to attend the meeting.

Burlington Northern Santa Fe Corporation 2650 Lou Menk Drive Fort Worth, Texas 76131-2830

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the 2002 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the form of proxy in connection with this request on or about March 11, 2002.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	April 17, 2002 2:00 p.m., Central Time	The Fort Worth Club Horizon Room 306 West 7th Street Fort Worth, Texas
Items to be Voted Upon	You will be voting on the following matters:
• the election of 12 directors;
• the approval of amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan; and
•
such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in this proxy statement, if this proposal is presented at the meeting and is in order.
Who May Vote
You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 28, 2002. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 383,728,693 shares of common stock outstanding and entitled to vote. The Company's common stock is its only issued and outstanding class of stock. Shares held by the Company in its treasury are not voted.
How to Vote
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. You may vote by proxy using one of the following methods:
Proxy Card: If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.
If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:
	•	"FOR" the election of all nominees for director identified on pages 13-15;
	•	"FOR" approval of amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, described on pages 15-20;
	•	"AGAINST" the shareholder proposal included on pages 35-36, if the proposal is presented at the meeting and is in order; and
	•	In our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Telephone Voting: If you elect to vote your proxy by telephone as described in the telephone voting instructions on the proxy card, we will vote your shares as you direct. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card, as described above.
Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by:
	•	submitting a new proxy with a later date (i) by using the telephone voting procedures, or (ii) by signing and returning a proxy card to the Company;
	•	attending the annual meeting and voting in person; or
	•	sending written notice of revocation to our Secretary, Jeffrey R. Moreland.
Votes Required
The nominees for election as directors at the annual meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. The 12 nominees having the greatest number of votes will be elected. All other matters submitted to the shareholders including approval of amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, and the shareholder proposal described in this proxy statement, if presented and in order, will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting.
Counting the Vote
Quorum. A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of at least a majority of the shares of Company common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by the Company in its treasury do not count towards a quorum.

A broker "non-vote" occurs on an item when shares held by a broker are present or represented at the meeting but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

Effect of Abstentions and Broker Non-Votes. Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained, and therefore will have no effect on the outcome of the vote on any such matter.
Inspectors of Election. Representatives of EquiServe Trust Company, N.A., will tabulate the votes and act as inspectors of election.
Dividend Reinvestment Plan
Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted in accordance with the vote indicated by the shareholder of record on the proxy. If the proxy is returned but no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" the election of our nominees for director and "FOR" approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended (Appendix I), and "AGAINST" the shareholder proposal described in this proxy statement, if the proposal is presented at the meeting and is in order. If a shareholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.
Company 401(k) Savings Plans
For employees participating in one of the Company's 401(k) savings plans, your proxy card permits you to direct the trustee how to vote the number of shares allocated to your account. The trustees of the Company's 401(k) plans also vote allocated shares of common stock for which they have not received direction in the same proportion as directed shares are voted.

Annual Meeting Admission
If you plan on attending the meeting, please mark the appropriate box on your proxy card or, if voting by telephone, please indicate your plans when prompted. An admission card is included if you are a registered shareholder; simply detach it from the proxy card and bring it with you. If you are a beneficial owner of stock held by a bank, broker or investment plan (with your stock held in "street name"), an admission card in the form of a proxy will be sent to you by your broker or other registered holder. If you do not receive the proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our stock on February 28, 2002, the record date for voting. Because seating is limited, admission will be limited to shareholders, or their proxyholders, who have an admission card or other proof of ownership.
Proxy Solicitation	We will pay our costs of soliciting proxies.

In addition to this mailing, the Company's employees and agents may solicit proxies personally, electronically, by telephone or otherwise. We are paying Georgeson Shareholder Communications Inc. a fee of $11,500, plus reimbursement for out-of-pocket expenses, to help with the solicitation.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. We encourage you to send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.
People with Disabilities
We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write our Secretary at least two weeks before the meeting.

GOVERNANCE OF THE COMPANY

Role of the Board	Pursuant to the Delaware General Corporation Law, the business, property and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the President and Chief Executive Officer and other officers.
Board Structure
The Company currently has 14 directors. Each director is elected to a one-year term. Two current directors—Robert D. Krebs and Arnold R. Weber—are not standing for re-election at the 2002 annual meeting, and the size of the Board is being reduced accordingly to 12.
2001 Board Meetings
In 2001, the Board met six times. Each incumbent member of the Board, with the exception of Mr. Boeckmann who missed one committee meeting, attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. Average attendance at Board and committee meetings for all directors was over 97 percent.
Board Committees
The Board has established Executive, Compensation and Development, Directors and Corporate Governance, and Audit Committees. No member of any committee is presently an employee of the Company or its subsidiaries with the exception of Mr. Krebs, who serves as Chairman of the Executive Committee.
The Executive Committee did not meet during 2001. The committee can exercise the authority of the Board during intervals between meetings of the Board subject to certain limitations of Delaware law.
The Compensation and Development Committee met seven times during 2001. The committee is responsible for grants of stock awards, and reviews and makes recommendations to the Board concerning:
• the compensation of the Chairman, and of the President and Chief Executive Officer and senior officers of the Company;
• proposed employee benefit and stock plans, and Company compensation systems and practices; and

	•	the evaluation of the performance of the Company's officers and the selection of individuals for appointment or promotion as officers.
The Directors and Corporate Governance Committee met twice during 2001. The committee reviews and makes recommendations to the Board concerning:
	•	the size and composition of the Board;
	•	nominees for election as directors;
	•	evaluation of the performance of the Board; and
	•	compensation and benefits for directors.
The Audit Committee met three times during 2001. The functions of the committee are:
	•	to oversee the Company's accounting, auditing, and financial policies and practices and its internal control policies and procedures;
	•	to recommend to the Board the engagement of an independent public accountant; and
•
to review with management and the independent public accountant the Company's financial statements, basic accounting and financial policies and practices, audit scope, and competence of control personnel.
A description of the scope of the Audit Committee's responsibilities and how they are being carried out is contained in the Audit Committee's charter (Appendix II to this proxy statement).
Directors' Compensation
We pay non-employee directors an annual retainer fee of $40,000, in quarterly installments. We pay each Committee Chairman a supplemental annual retainer fee of $5,000. In addition, for attendance at each Board or Committee meeting or any inspection trip or similar meeting, we pay a meeting fee of $1,000 plus expenses. Dr. Weber also received $10,000 in 2001 for his services as an economic advisor to the Board, and will receive $2,500 in 2002. Directors who are also officers or employees of the Company receive no compensation for their duties performed as a director.
Directors' Retirement and Stock Plans
Burlington Northern Santa Fe Directors' Retirement Plan. Non-employee Board members are eligible for an annual benefit under the Directors' Retirement Plan if they have served as a member of the Board for ten consecutive years, have attained mandatory retirement age, or are designated by the Directors and Corporate Governance Committee as eligible for benefits. The annual benefit is the amount of the annual retainer fee for services as a Board member at the time of termination of service; the benefit ceases upon an individual's death. Service as a member of the boards of BNSF's predecessor companies counts toward the ten consecutive years of service requirement.

Burlington Northern Santa Fe Non-Employee Directors' Stock Plan. On April 18, 2001, each non-employee director (except for Directors Boeckmann and Racicot) was granted non-qualified stock options to purchase 3,000 shares of Company common stock at $29.78 per share, the fair market value on the date of grant. These options vest on April 18, 2002 (unless earlier terminated pursuant to the plan) and expire on April 18, 2011, or earlier if a director leaves the Board. Upon their election to the Board on September 14, 2001, Directors Boeckmann and Racicot were each granted non-qualified stock options to purchase 1,750 shares of Company Common Stock at $25.95 per share, the number of options reflecting a pro rata reduction for the portion of the plan year beginning April 18, 2001, that elapsed prior to their election. Each non-employee director elected to the Board of Directors at the 2002 annual meeting and at each subsequent annual meeting will automatically be granted non-qualified stock options to purchase 3,000 shares of Company common stock (subject to adjustment as provided in the Non-Employee Directors' Stock Plan) at the fair market value of such shares on the date that the options are granted. Each option will become exercisable commencing on the first anniversary date of the grant and will terminate no later than ten years from the date of grant.

At each annual meeting each newly-elected non-employee director who has not previously received such an award will also be granted a one-time Retainer Stock Award of 3,000 restricted shares of common stock pursuant to the Non-Employee Directors' Stock Plan. These shares vest ratably upon the third, fourth and fifth anniversary of the award subject to the attainment of a 12 percent compound annual growth rate in the fair market value of a share of common stock (as defined in the Non-Employee Directors' Stock Plan) maintained for a 30 consecutive trading-day period immediately prior to or following the respective anniversary date. To the extent that an award has not vested previously, it will be forfeited six years from date of grant.

Each non-employee director elected at last year's annual meeting of shareholders received a one-time grant of 1,000 Restricted Stock Units. At this year's meeting and each subsequent annual meeting, each newly-elected non-employee director who has not previously received such an award will receive a one-time grant of 1,000 Restricted Stock Units. The

Restricted Stock Units will vest upon the date of termination of the director, subject to the director's having served on the Board at least until the next annual meeting following election to the Board. Upon vesting, the director receives one share of the Company's common stock for each Restricted Stock Unit. Directors holding Restricted Stock Units do not have any rights of a shareholder but have the right to receive a cash payment in lieu of a dividend at such times and in such amounts as dividends would otherwise be paid.

The Non-Employee Directors' Stock Plan also permits directors by timely election to forego up to 25 percent of their annual retainer and receive a Retainer Stock Award in the form of restricted stock equal to 150 percent of the amount foregone based on the fair market value of BNSF's common stock on the date of grant (December 31 of each calendar year), to vest three years from the date of grant. In 2001, ten non-employee directors each received a Retainer Stock Award of 520 restricted shares after electing to forego 25 percent of their annual retainer.

Burlington Northern Santa Fe Deferred Compensation Plan for Directors. Non-employee directors may voluntarily defer a portion or all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account, or other investment option established under the plan's terms. Distributions are made in cash in either annual installments or as a lump sum after service as a director ceases. The Company has assumed all obligations incurred through September 22, 1995, under the BNI Deferred Compensation Plan for Directors, a predecessor plan.
Retirement Policy
Under the Board's corporate governance standards, no individual may serve as a director beyond the annual meeting of shareholders on or following his or her 72nd birthday. Individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, through the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board's corporate governance standards call for a director who is also an employee of the Company to retire from the Board upon his or her termination of employment.
Certain Relationships
Governor Racicot is a partner with Bracewell & Patterson, L.L.P., which firm provided legal services to the Company in 2001, and is expected to provide legal services in 2002. Ms. Martinez is a partner with the Munger, Tolles & Olson law firm, which firm is expected to provide legal services to the Company in 2002. J.P. Morgan Chase & Co. and its affiliates provided a variety of financing and banking services to the Company in the ordinary course of business in 2001, and are expected to provide similar services in 2002. Mr. Shapiro is Vice Chairman for Finance, Risk Management, and Administration of J.P. Morgan Chase & Co. Mr. Shapiro has no direct or personal interest in these financing and banking services; his interest arises only because of his position as an executive officer with J.P. Morgan Chase & Co. and as a director of BNSF.

STOCK OWNERSHIP IN THE COMPANY

Certain Beneficial Owners	To the best of the Company's knowledge, the following are the only persons who own beneficially five percent or more of its common stock outstanding:
Name and Address of Beneficial Owner	Shares Held and Nature of Beneficial Ownership		Percentage
FMR Corp. Edward C. Johnson 3d Abigail P. Johnson 82 Devonshire Street Boston, MA 02109	30,705,986	(1)	7.941	%(1)
AXA Financial, Inc 1290 Avenue of the Americas New York, NY 10104	27,243,295	(2)	7.0	%(2)
(1)
Based on share holdings reported in an amendment to Schedule 13G, dated February 13, 2002, reporting holdings as of December 31, 2001. The Schedule 13G indicates that the reporting persons had sole power to vote or direct the vote for 938,836 shares and shared power to vote or direct the vote for no shares, and had sole power to dispose or to direct the disposition of 30,705,986 shares, and shared power to dispose of or direct the disposition of no shares. The Schedule 13G also indicates that: (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 29,626,150 shares of the Company's common stock as a result of its acting as investment adviser to various investment companies; that Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the investment companies each has sole power to dispose of the 29,626,150 shares owned by the investment companies, but that neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares; (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 788,511 shares of the Company's common stock as a result of its acting as investment manager to various investment companies, that Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 788,511 shares of the Company's common stock and sole power to vote or to direct the voting of 647,511 shares, and no power to vote or to direct the voting of 141,000 shares owned by various investment companies; (iii) FMR Corp's beneficial ownership includes 2,525 shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp; (iv) members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.; and (v) Fidelity International Limited, a majority-owned subsidiary of FMR Corp., beneficially owns 288,800 shares of the Company's common stock which are shown as if all of these shares were owned by Fidelity International Limited and FMR Corp. on a joint basis.

(2)
Based on share holdings reported in an amendment to a joint filing on Schedule 13G dated February 12, 2002, reporting holdings as of December 31, 2001. The filing group includes: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France; AXA, 25, avenue Matignon, 75008 Paris, France; and AXA Financial, Inc. The Schedule 13G indicates that AXA Financial, Inc. had sole voting power for 11,827,181 shares and shared voting power for 4,692,541 shares, and had sole dispositive power for 27,067,895 shares, and shared dispositive power for no shares. The Schedule 13G indicates that other reporting persons in the joint filing had sole voting power for 11,927,381 shares and shared voting power for 4,692,541 shares, and had sole dispositive power for 27,126,895 shares, and shared dispositive power for 116,400 shares. According to the Schedule 13G, a majority of the shares reported are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment adviser, which is a majority-owned subsidiary of AXA Financial, Inc.

Ownership of Directors and Executive Officers	The following table shows, as of February 28, 2002, the number of shares of Company common stock beneficially owned by directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group, with sole voting and investment power, unless otherwise indicated. No individual director or executive officer owned more than one percent of the outstanding common stock as of that date. Directors and executive officers as a group owned 1.6 percent of outstanding shares.
Name of Beneficial Owner	Position	Shares Held And Nature of Beneficial Ownership
Alan L. Boeckmann	Director	0
John J. Burns, Jr.	Director	27,809	(1)(2)
Robert D. Krebs	Chairman of the Board of Directors	2,288,454	(3)
Bill M. Lindig	Director	26,009	(1)
Vilma S. Martinez	Director	18,412	(1)(4)
Marc F. Racicot	Director	0
Roy S. Roberts	Director	26,270	(1)
Matthew K. Rose	President and Chief Executive Officer, Director	1,014,178	(5)
Marc J. Shapiro	Director	27,776	(1)
Arnold R. Weber	Director	39,185	(1)
Robert H. West	Director	25,346	(1)
J. Steven Whisler	Director	29,009	(1)(6)
Edward E. Whitacre, Jr.	Director	39,389	(1)
Michael B. Yanney	Director	32,722	(1)
Charles L. Schultz	Executive Vice President and Chief Marketing Officer	766,876	(5)(7)
Carl R. Ice	Executive Vice President and Chief Operations Officer	383,317	(5)
Thomas N. Hund	Executive Vice President and Chief Financial Officer	634,432	(5)
Jeffrey R. Moreland	Executive Vice President Law & Governmental Affairs and Secretary	732,567	(5)
Directors and Executive Officers as a Group		6,111,751	(1)(3)(5)
(1)
The amounts reported include shares of restricted stock issued under the Non-Employee Directors' Stock Plan as follows: 5,549 for each of directors Burns, Lindig, Martinez, Roberts, Shapiro, Weber, West, Whisler, Whitacre, and Yanney; and 55,490 for all directors as a group.

  The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options under the Non-Employee Directors' Stock Plan (or a predecessor plan) as follows: 18,000 for each of Messrs. Burns, Roberts, Shapiro, West, and Whisler; 27,000 for Dr. Weber and Mr. Whitacre; 15,000 for Mr. Lindig; 12,000 for Ms. Martinez; 21,000 for Mr. Yanney; and 192,000 for all directors as a group.

  In addition to the amounts reported, certain directors held phantom stock units under the Deferred Compensation Plan for Directors as of February 28, 2002, as follows: 8,419 for Mr. Burns; 619 for Mr. Roberts; 5,600 for Mr. Whisler; 20,935 for Mr. Yanney; and 35,573 for all directors as a group.

(2)
Mr. Burns is President and Chief Executive Officer and a director of Alleghany Corporation, which beneficially owns 17,949,242 shares of the Company's common stock (4.65% of shares outstanding as of December 31, 2001).

(3)
The amount reported includes 53,755 shares of restricted stock, 1,517,871 shares which may be acquired within 60 days upon the exercise of stock options (including 574,500 held in a family partnership to which Mr. Krebs disclaims beneficial ownership), and 34,618 shares held by a family partnership as to which Mr. Krebs disclaims beneficial ownership.

(4)
Includes 461 shares Ms. Martinez holds through a Retirement Savings Money Purchase Pension Plan.

(5)
The amounts reported include shares of restricted stock held by executive officers as follows: 131,902 for Mr. Rose; 14,900 for Mr. Schultz; 21,400 for Mr. Ice; 46,245 for Mr. Hund; 111,428 for Mr. Moreland; and 350,151 for all executive officers as a group. Of these restricted shares, the following are phantom share units held by executive officers pursuant to the Burlington Northern Santa Fe Senior Management Stock Deferral Plan: 50,985 for Mr. Rose; 14,900 for Mr. Schultz; 12,337 for Mr. Hund; 99,528 for Mr. Moreland; and 177,750 for all executive officers as a group.

  The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options as follows: 880,933 for Mr. Rose; 697,217 for Mr. Schultz; 341,329 for Mr. Ice; 482,950 for Mr. Hund; 589,242 for Mr. Moreland; and 3,107,267 for all executive officers as a group.

  The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of February 28, 2002, as follows: 1,343 for Mr. Rose; 11,889 for Mr. Schultz; 8,927 for Mr. Moreland; and 22,159 for all executive officers as a group.

(6)
Includes 4,233 shares in which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

(7)
Includes 75 shares and 141 shares held by immediate family members as to which Mr. Schultz disclaims beneficial ownership, and 177 shares held in an IRA account.

ELECTION OF DIRECTORS

Annual Election	At the annual meeting, you and the other shareholders will elect 12 directors, each to hold office for a term of one year and until his or her successor has been elected and qualified. All incumbent directors, with the exception of Ms. Martinez and Messrs. Rose, Boeckmann and Racicot, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP"). Ms. Martinez was first elected in 1998 and Mr. Rose in 2000. Messrs. Boeckmann and Racicot were elected to the Board by the Board of Directors on September 14, 2001. Two directors will not stand for re-election: Robert D. Krebs, a director since 1983; and Arnold R. Weber, a director since 1986. All other incumbent directors have been nominated for re-election.
Nominees	The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are identified below along with certain background information. We do not contemplate that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. Years served as a director of the Company includes prior service as directors of BNI, SFP and predecessor companies. No nominee, other than Mr. Rose, is or has been employed by or served as an executive officer of BNSF or its subsidiaries.

Nominees for Director

ALAN L. BOECKMANN, 53	Director since 2001

Chairman and Chief Executive Officer of Fluor Corporation, Aliso Viejo, California (professional services holding company offering engineering, procurement, construction management and other services) since February 2002. Previously, President and Chief Operating Officer of Fluor Corporation from February 2001 to February 2002, President and Chief Executive Officer of Fluor Daniel from March 1999 to February 2001, Group President, Energy and Chemicals from June 1997 to March 1999, and Group President, Chemical and Industrial Process from January 1996 to June 1997. Also a director of Fluor Corporation. Member of BNSF's Audit Committee.
JOHN J. BURNS, JR., 70	Director since 1995

President and Chief Executive Officer of Alleghany Corporation, New York, New York (holding company with reinsurance, industrial minerals, and steel fastener manufacturing operations, and an investment position in Burlington Northern Santa Fe Corporation) since July 1992. Also a director of Alleghany Corporation and Fidelity National Financial, Inc. Member of BNSF's Executive Committee and Compensation and Development Committee.

BILL M. LINDIG, 65	Director since 1993

Retired Chairman of SYSCO Corporation, Houston, Texas (marketer and distributor of foodservice products) since July 2000, a position he had held since January 2000. Previously, Chairman and Chief Executive Officer from January 1999 to January 2000 and, from January 1995 to January 1999, President and Chief Executive Officer, of SYSCO Corporation. Also a director of SYSCO Corporation. Member of BNSF's Compensation and Development Committee and Directors and Corporate Governance Committee.
VILMA S. MARTINEZ, 58	Director since 1998

Partner in Munger, Tolles & Olson LLP, Los Angeles, California (law firm) since 1982. Also a director of Anheuser-Busch Companies, Inc., Fluor Corporation, United California Bank, and Shell Oil Company. Member of BNSF's Audit Committee and Directors and Corporate Governance Committee.
MARC F. RACICOT, 53	Director since 2001

Partner, Bracewell & Patterson, L.L.P., Washington, D.C. (law firm) since February 2001, and Chairman, Republican National Committee, Washington, D.C. (political organization) since January 2002. Previously, Governor of the State of Montana from 1993 to 2001. Director of Siebel Systems, Inc. and Massachusetts Mutual Life Insurance Company. Member of BNSF's Directors and Corporate Governance Committee.
ROY S. ROBERTS, 62	Director since 1993

Retired Group Vice President, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since April 2000, a position he had held since July 1999. Previously, Vice President and Group Executive, North American Vehicle Sales, Service and Marketing from October 1998 to July 1999; Vice President and General Manager, Field Sales, Service and Parts from August 1998 to October 1998; and, from February 1996 to August 1998, Vice President and General Manager of Pontiac-GMC Division of General Motors Corporation. Also a director of Abbott Laboratories. Member of BNSF's Compensation and Development Committee and Directors and Corporate Governance Committee.
MATTHEW K. ROSE, 42	Director since 2000

President and Chief Executive Officer of Burlington Northern Santa Fe Corporation since December 2000. Also, Chairman, President and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company. Previously, President and Chief Operating Officer of the Company since June 1999; Senior Vice President and Chief Operations Officer from August 1997 to June 1999; and, from May 1996 to August 1997, Senior Vice President-Merchandise Business Unit.
MARC J. SHAPIRO, 54	Director since 1995

Vice Chairman for Finance, Risk Management, and Adminstration of J.P. Morgan Chase & Co., New York, New York (bank holding company) since January 2001. Previously, Vice Chairman for Finance, Risk Management and Administration of The Chase Manhattan Corporation, New York, New York (banking) from July 1997 to December 2000, and Chairman and Chief Executive Officer, Chase Bank of Texas N.A., Houston, Texas (banking) from 1989 to July 1997. Also a director of Kimberly-Clark Corporation and a trustee of Weingarten Realty Investors. Member of BNSF's Audit Committee and Directors and Corporate Governance Committee.

ROBERT H. WEST, 63	Director since 1980

Retired Chairman of the Board of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components) since July 1999, a position he had held since January 1999. Previously, Chairman and Chief Executive Officer of Butler Manufacturing Company from May 1986 to January 1999. Also a director of Astec Industries, Inc., Commerce Bancshares, Inc. and Great Plains Energy Incorporated. Chairman of BNSF's Audit Committee and member of Compensation and Development Committee.
J. STEVEN WHISLER, 47	Director since 1995

Chairman, President and Chief Executive Officer, Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since May 2000. Previously, President and Chief Executive Officer of Phelps Dodge Corporation from January 2000 to May 2000; President and Chief Operating Officer from December 1997 to January 2000; and from October 1988 to December 1997, Senior Vice President of Phelps Dodge Corporation. Also, President of Phelps Dodge Mining Company, a division of Phelps Dodge Corporation, from November 1991 to September 1998. Also a director of Phelps Dodge Corporation, Southern Peru Copper Corporation, and America West Holdings Corporation and its subsidiary, America West Airlines, Inc. Member of BNSF's Audit Committee and Directors and Corporate Governance Committee.
EDWARD E. WHITACRE, JR., 60	Director since 1993

Chairman and Chief Executive Officer, SBC Communications Inc., San Antonio, Texas (communications holding company) since January 1990. Also a director of Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores Company, and SBC Communications Inc. Chairman of BNSF's Directors and Corporate Governance Committee and member of Executive Committee.
MICHAEL B. YANNEY, 68	Director since 1989

Chairman and Chief Executive Officer, America First Companies L.L.C., Omaha, Nebraska (investments) since 1984. Also a director of Forest Oil Corporation, Level 3 Communications, Inc. and RCN Corporation. Chairman of BNSF's Compensation Committee and member of Executive Committee.

APPROVAL OF AMENDMENT OF THE BURLINGTON NORTHERN
SANTA FE 1999 STOCK INCENTIVE PLAN

Proposed Amendments	There will be presented to the shareholders a proposal to approve amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan ("Stock Plan"). The Stock Plan was originally approved by our shareholders at the 1999 annual meeting. Shareholders subsequently approved increasing the total number of shares available for grant from 20 million to 29 million at last year's annual meeting of shareholders. On January 17, 2002, the Board of Directors adopted, subject to shareholder approval, amendments to the Stock Plan that proposes to increase the total number of shares of the Company's common stock that are available for grants under the Stock Plan to 35 million shares, and to increase the number of those shares that can be granted in the form of restricted stock, restricted stock units, or performance stock from four million to five million shares.

Purposes	The Stock Plan was established to:
	•	attract and retain executive, managerial and other salaried employees;
	•	motivate employees to achieve long-range goals;
	•	provide incentive compensation opportunities that are competitive with other major companies; and
	•	further align our employees' interests with those of all our shareholders through stock-based compensation.
Stock Incentives Under the Stock Plan	We believe the use of stock incentives will promote the growth in value of our stock and the enhancement of long-term shareholder return.
The types of stock incentives authorized are:
	•	stock options;
	•	restricted stock and restricted stock units;
	•	performance stock; and
	•	a stock purchase program.

The Stock Plan has been used since 1999 and will be used for future stock awards. On March 6, 2002, the Company's common stock closed at $31.30 on the New York Stock Exchange. Awards of restricted stock, restricted units, and performance stock are cumulatively limited to four million shares for the life of the Stock Plan, but this limit will increase to five million shares upon approval of the amended Stock Plan.

The Stock Plan, as amended last year, authorized up to 29 million shares to be used for stock awards. As of the close of business on February 28, 2002, an aggregate of 3,760,816 shares of the Company's common stock remained available for future grants under the existing Stock Plan, and there were outstanding awards (options plus restricted shares) of 22,041,395 shares. If the amendment is approved, 9,760,816 shares would be available for future grants overall, and 4,009,704 shares would be available for grant in the form of restricted stock, restricted stock units, or performance stock based on the shares issued and awards outstanding at February 28, 2002. Shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or which are settled in cash in lieu of common stock, and shares used to pay an option exercise price will be available for grant under the plan.

The full text of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended, is presented in Appendix I to this proxy statement. The following is a summary of the major provisions of the Stock Plan and is qualified in its entirety by the full text of the plan itself.
Administration
The Compensation and Development Committee of the Board of Directors (the "Committee") administers the Stock Plan. The Committee consists of directors who are not employees or officers of the Company and must have at least two members who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Committee members may not participate in the Stock Plan. The Committee is authorized to interpret the Stock Plan, to establish rules and regulations for its operation, to select the employees eligible to receive awards, and to determine the type, amount, and terms and conditions of awards.
Eligibility for Participation
All salaried employees of BNSF or its subsidiaries are eligible to be selected to participate in the Stock Plan. The Committee selects all participants in its discretion. BNSF and its subsidiaries currently employ approximately 4,800 salaried individuals.
Amendment and Termination of the Stock Plan
The Board may suspend, amend or terminate the Stock Plan at any time, with or without prior notice, but it may not, without shareholder approval, increase the aggregate number of shares which may be issued under the plan, adopt any amendment which would materially increase the benefits accruing to participants or materially modify eligibility requirements for participation in the plan. The Stock Plan will remain in effect until terminated by the Board.
Limitation on Awards
No participant may receive any award of a stock option to the extent that the sum of the number of shares subject to the award, and the number of shares subject to prior awards of options under the Stock Plan or other plans during a one-year period ending on the date of grant, exceeds one million shares. The Stock Plan authorizes a maximum of four million shares which may be granted for all participants in the form of restricted stock, restricted stock units or performance stock under the Stock Plan, of which 3,009,704 remain available for grant as of February 28, 2002. If the amendment is approved, this limit would be increased to five million shares, and 4,009,704 shares would be available for future grants, based on the shares issued and awards outstanding at February 28, 2002.
Stock Options
The Committee may grant awards in the form of incentive stock options and non-qualified stock options to purchase shares of the Company's common stock. This will include option grants to certain senior executives in an amount equal to the number of shares tendered to pay an option exercise price. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise, the terms and conditions applicable to the award, and the exercise price per share of stock subject to the option. The exercise price of a stock option must be no less than the fair market value of the Company's common stock on the date of grant. Upon exercise, the option price may be paid by a participant in cash, shares of common stock, a combination of the two or other consideration as the Committee may deem appropriate. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Internal Revenue Code.

Restricted Stock
Grants of shares of restricted stock or restricted stock units will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability and continued employment. The plan gives the Committee the discretion to accelerate the delivery of a restricted stock award.
Performance Stock
The Stock Plan allows for the grant of performance stock awards which are contingent upon the attainment of certain performance objectives determined by the Committee. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.
Stock Purchase Program
The Committee may establish programs enabling participants to purchase common stock at not less than 75 percent of the fair market value at the time of purchase (or an average stock value over a determined period). The Committee designates eligible participants. Restrictions such as those imposed with respect to restricted stock may be imposed on shares purchased under this program.
Change in Control/ Change in Ownership
In the event of a "change in control" (as defined in the Stock Plan), all options, restricted stock, restricted stock units, performance shares, and shares acquired under a stock purchase arrangement will become fully vested.

In general, the Stock Plan defines a "change in control" as occurring if: (a) any "person" becomes the beneficial owner of securities representing 25 percent or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new directors approved by at least two-thirds of the existing directors, cease to constitute at least a majority of the Board; or (c) the Company's shareholders approve a merger or consolidation of BNSF with another company, with certain exceptions; or (d) the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. However, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will not constitute a change in control unless the Board so determines.

Other Terms of Awards
The Stock Plan provides for the forfeiture of awards in the event of termination of employment except in the circumstances described below. In the event employment terminates by reason of death, all awards will vest. In the event termination occurs by reason of disability or retirement, all awards will vest ratably except that the proportion of awards subject to performance criteria will remain subject to the performance criteria. In the event of termination by the Company other than for cause, all performance-based awards will be forfeited and all other awards will vest ratably. In the event of death, disability, retirement or termination by the Company other than for cause, stock options will be exercisable for five years. In no event shall any options be exercisable later than the scheduled expiration date.
The Committee may establish such other terms, conditions, restrictions, or limitations governing the grant of awards as are not inconsistent with the plan.
Federal Income Tax Consequences
An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If these holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

An employee will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of the shares, the employee will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the holder during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he or she will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.
Board Recommendation
The Committee and the Board of Directors believe that the Stock Plan has assisted the Company in attracting, motivating and retaining key employees. We believe that stock awards are an important part of the Company's incentive compensation of officers, managers, and other salaried employees. These kinds of stock-based awards further align management's interests with those of our shareholders because their value appreciates to the extent that the market price of the Company's stock increases. Therefore, we recommend that shareholders vote to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended.
The Board of Directors unanimously recommends a vote FOR approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT
ON 2001 EXECUTIVE COMPENSATION

The following report on 2001 executive compensation is presented by the Compensation and Development Committee of the Board (the "Committee"), which has responsibility for reviewing and making recommendations to the Board for executive compensation. This includes establishing and reviewing executive base salaries, administering the annual Incentive Compensation Plan as it relates to executive officers, and administering equity-based compensation under the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended ("Stock Plan") and predecessor plans. The Committee consists of independent, non-employee directors who have no interlocking relationships with the Company.
BNSF Vision
The Company's vision is to realize its tremendous potential by providing transportation services that consistently meet or exceed customers' expectations. Benchmarks are identified against which the Company can measure its success in meeting the needs of its primary constituencies—customers, shareholders, employees, and communities. The Company's executive compensation programs help the Company realize its vision and support its business strategies.
Philosophies and Objectives
The Committee believes that compensation programs should reflect the Company's compensation philosophy and support specific compensation objectives. The Committee also believes that programs designed specifically for executives should exemplify the Company's compensation philosophy and reflect executives' roles as key decision-makers. The philosophical principles and specific objectives are noted below.
Philosophical Principles
• Compensation programs should encourage strong operating and financial performance.
• Compensation programs should help create a shared sense of direction, ownership, and commitment.
• The Company should emphasize performance-based compensation ("pay at risk") through both cash and equity-based incentives.
Specific Program Objectives
• The compensation program should attract and retain key employees and managers by providing competitive opportunities.

	•	The programs should focus employees on operating performance that will maximize the value of the Company's rail operations.
•
The programs should focus employees on the market performance of the Company's stock by encouraging equity holdings, thus enabling employees to realize gains if the Company attains its performance objectives.
	•	The programs should provide mechanisms to allow employees to exchange cash compensation for stock-based awards.
Competitive Compensation Objectives
The Committee has established external competitive benchmarks for each element of compensation which it believes fully support the principles outlined above. The market for assessing compensation is defined as companies from general industry with revenue comparable to the Company. The group of comparators used for these analyses will be broader than that used for the peer group index reflected in the Performance Graph following this report. The Committee believes that the Company's most direct competitors for executive talent are not limited to companies used as a peer group to compare shareholder returns. Rather, the market reflects a broader group of companies of comparable revenue size with which the Company competes to attract and retain the most skilled and talented executives available.
The Committee's marketplace compensation objectives are:
	•	Base Salaries – To reinforce pay at risk, market rates for executives' base salary ranges will be set at approximately the 25th percentile level of the Company's comparator group.
•
Annual Incentives – Opportunities under the Incentive Compensation Plan ("ICP") are intended to provide competitive total cash compensation (base salary plus annual incentives) based on company-wide performance goal achievement. If the Company attains its targeted performance goals, cash compensation levels will approximate the 50th percentile of the Company's comparator group. If the Company attains superior performance levels, cash compensation will exceed the 50th percentile of the Company's comparator group.
•
Long-Term Incentives – To emphasize pay that is tied to the Company's stock performance over time, opportunities provided under long-term incentive programs are targeted to approximate the 50th percentile of total compensation in the comparator market. If the Company's stock attains superior performance levels, total compensation will exceed the 50th percentile of the Company's comparator group.

• Employee and Executive Benefits – Benefit levels will reflect competitive market levels (competitive market median).
Annual Cash Compensation
Base Salaries. The Company considers various factors in assigning executives to specific salary ranges, including job content, level of responsibility, and accountability. On an annual basis, all employees' salaries including those of executives are reviewed and adjusted to reflect individual performance and position within their respective ranges.

Incentive Compensation Plan. Executives are eligible for annual performance-based awards under the Company's ICP, as are all salaried employees. For 2001, goals for all participants including executives were weighted 30 percent upon achievement of targeted levels of operating income, 30 percent upon achievement of targeted levels of free cash flow, 15 percent each upon achievement of safety and on-time performance goals, and 10 percent upon achievement of asset utilization goals. The incentive award for all employees, including all executive officers, reflected a payment of 48.39 percent of the individual's target ICP potential.
The actual incentives earned by Messrs. Schultz, Ice, Hund and Moreland for achievement of Company goals were based on the Company's performance as described under "CEO Compensation" in this report.

For 2002, the weightings for operating income, free cash flow, safety, on-time performance and asset utilization remain at the same levels as in 2001. The level of award opportunity under the ICP varies by executive. Opportunities generally are established to provide competitive (50th percentile) cash compensation relative to the market for performance that meets the Company's targets, and will exceed the 50th percentile of cash compensation for superior Company performance.
Long-Term Incentives
To encourage ownership in the Company and to align employees' interests with those of shareholders, the Company provides equity grants under the Stock Plan. The Stock Plan supports the Company's compensation philosophy and objectives, and encourages employee focus on the types and levels of performance that lead to increased stock prices and overall returns to shareholders. The specific programs used under the plan, including the Incentive Bonus Stock Program, Stock Grants, the Salary Exchange Option Program, the Performance Share Plan, and the Senior Management Stock Deferral Plan, all enable and support executive stock ownership.

Stock Ownership Goals. A commitment to significant stock ownership on the part of the Company management is an important element of the compensation programs. The Committee established 2001 stock ownership guidelines as follows:

Executive Level	2001 Stock Ownership Goals (As a Multiple of Salary)
President and Chief Executive Officer	4 × Base Salary
Executive Vice Presidents	3 × Base Salary
Vice Presidents and Senior Managers in Salary Band 36	2 × Base Salary
Senior Managers in Salary Bands 34 and 35	1 × Base Salary

Each executive and senior manager covered by the goals is required to retain the net, after-tax shares obtained through option exercises, or through vested restricted stock, until he or she accumulates the required ownership levels. The Committee monitors total share holdings on an annual basis. All executive officers and other executives and ninety-nine percent of all senior managers currently meet their respective ownership goals.

Incentive Bonus Stock Program. To encourage individual stock ownership, executives and senior managers are given the opportunity to exchange up to 100 percent of their ICP cash awards for a grant of restricted stock. Participants electing the exchange receive a restricted stock grant equal to 150 percent of the ICP award foregone. Shares vest three years after grant, but may vest in two years upon attainment of certain pre-specified return on invested capital performance goals or, for shares granted after 2000, upon attainment of certain pre-specified free cash flow performance goals.

Stock Grants. Under the Stock Plan, the Company makes periodic grants of stock options and restricted stock to key salaried employees. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will realize benefit only when the price of the Company's stock appreciates. Stock options for executives and others may also include a reload feature that encourages executives to exercise their options and helps them achieve their stock ownership goals. Restricted stock vests three years after grant. To reinforce the Company's goal of linking a portion of total compensation to stock value, the grant sizes for all eligible employees are targeted to provide long-term incentive opportunities at approximately the 50th percentile of the market. Actual stock grants also reflect each recipient's individual performance and salary band.

Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executives and selected senior managers have the opportunity to exchange up to 25 percent of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from the date of grant. Participants receive 450 non-qualified stock options for each $1,000 of base salary exchanged and may elect salary exchanges for up to three consecutive years at one time.

Performance Share Plan. On January 18, 1996, the Company made a special, one-time grant of performance-based restricted stock to executives and other selected senior managers. The first one-third would have vested when the fair market value of the Company's stock maintained a value of $34.89 for 30 consecutive trading days before January 18, 2002. The second one-third would have vested when the fair market value of the stock maintained a value of $39.08 for 30 consecutive trading days before January 18, 2002. The final one-third would have vested when the fair market value of the stock maintained a value of $43.76 for 30 consecutive trading days before January 18, 2002. Since the Company's stock price did not reach these performance goals by January 18, 2002, the corresponding shares did not vest and were forfeited.

Senior Management Stock Deferral Plan. The Senior Management Stock Deferral Plan provides management with retirement and tax planning flexibility. The plan allows senior managers to defer unrealized gains from non-qualified stock option exercises, or the value of restricted stock grants, such as grants from the Incentive Bonus Stock Program (above), into phantom share units held in the plan. Stock options must be exercised using previously acquired shares of the Company's common stock to take advantage of this plan.
CEO Compensation
The factors upon which Mr. Rose's 2001 compensation was based are the same as described for all executive officers pursuant to the executive compensation strategy described earlier in this report. Mr. Rose is eligible to participate in the same compensation plans available to other executive officers of the Company. Mr. Rose participates in the Company's program that allows him to receive restricted shares instead of cash for ICP awards, and he participates in the Company's program that allows him to exchange a portion of his base salary for options. Mr. Rose's 2001 stock ownership goals were four times his base salary, and he exceeded this goal.

The Committee assesses the Chief Executive Officer's base salary each year based on a review by outside consultants of compensation levels for the Company relative to those of corporations of comparable size, revenues and employee base. In accordance with its established objectives, the Committee measures the Chief Executive Officer's base salary against the 25th percentile for an organization of the Company's size, as reflected in competitive studies.

Mr. Rose's base salary in 2001 was $700,000. His salary paid for 2001 was $676,000, reflecting his previous election to exchange salary for stock options under the Salary Exchange Option Program.

On January 1, 2001, the Committee granted Mr. Rose 28,500 shares of restricted stock and, on April 25, 2001, the Committee granted Mr. Rose 350,000 stock options. The size of these grants was based on competitive data.

Mr. Rose's 2001 incentive opportunity under the ICP was weighted 30 percent upon achievement of targeted levels of operating income, 30 percent upon achievement of targeted levels of free cash flow, 15 percent each upon achievement of safety and on-time performance goals, and 10 percent upon achievement of asset utilization goals. The actual incentive earned by Mr. Rose was $425,009. Mr. Rose exchanged virtually all of his award for shares of restricted stock under the Incentive Bonus Stock Program. The computation for the percentage of goal achievement for Mr. Rose and other executive officers, which resulted in a payment of 48.39 percent of the individual's target ICP potential, was exactly the same as the computation for other salaried employees.

Actual awards for Mr. Rose and others reflect operating income that was below the threshold level of performance, and a free cash flow achievement level that was midway between threshold and target. Awards also reflect the Company's performance relative to aggressive safety goals. In this regard, the Company exceeded its goal for reduction of lost work time on the system but achieved only slightly above the threshold level of performance for reduction of personal injuries (as measured by Federal Railroad Administration standards). In addition, the awards reflect the fact that the Company partially met its goals for on-time performance. Lastly, the awards reflect the fact that the Company achieved near the target level of performance for car utilization, but did not attain the threshold level of performance for locomotive utilization.
Policy on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All members of the Committee qualify as "outside directors."

The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards that meet the requirements of Section 162(m) of the Code and, hence, will maximize the Company's federal income tax deductions for compensation expense. However, the Committee believes there are circumstances in which the Company's and shareholders' interests may be best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).
Compensation and Development Committee: Michael B. Yanney, Chairman John J. Burns, Jr. Bill M. Lindig Roy S. Roberts Arnold R. Weber Robert H. West

PERFORMANCE GRAPH

The following graph depicts a five year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's Railroad Index ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes the investment of $100 on December 31, 1996, in the Company's common stock, the S&P 500, and the S&P Rail, and the reinvestment of all dividends.

December 31	BNSF	S&P 500	S&P Rail
1996	$100	$100	$100
1997	$109	$133	$113
1998	$122	$171	$103
1999	$88	$207	$87
2000	$105	$188	$94
2001	$107	$166	$111

EXECUTIVE COMPENSATION

Summary Compensation Table	The following table summarizes the compensation earned by our Chief Executive Officer and each of the other four most highly compensated executive officers in 2001, for the years indicated below.
Long-Term Compensation Awards
		Annual Compensation						Securities Underlying Options (Shares)
Name and Principal Position						Restricted Stock(2)(3)			All Other Compensation(4)
	Year	Salary(1)		Bonus(2)
Matthew K. Rose President and Chief Executive Officer	2001 2000 1999	$ $ $	676,000 461,682 371,833	$ $ $	15,000 154,079 145,807	$ $ $	1,350,451 2,559,563 424,545	350,000 282,400 269,350	$ $ $	47,725 41,532 31,074
Charles L. Schultz Executive Vice President and Chief Marketing Officer	2001 2000 1999	$ $ $	324,400 292,000 288,333	$ $ $	200,170 190,443 305,772	$ $ $	424,501 0 0	80,500 247,300 187,800	$ $ $	24,721 28,443 23,115
Carl R. Ice Executive Vice President and Chief Operations Officer	2001 2000 1999	$ $ $	350,000 270,000 227,900	$ $ $	224,873 139,422 201,566	$ $ $	438,746 0 0	114,226 149,250 121,079	$ $ $	24,658 21,388 24,632
Thomas N. Hund Executive Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	282,000 247,000 221,550	$ $ $	0 14,210 0	$ $ $	664,907 263,246 316,567	92,528 224,050 131,100	$ $ $	23,065 14,973 8,489
Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary	2001 2000 1999	$ $ $	201,900 172,800 231,708	$ $ $	174,039 12,348 286,361	$ $ $	339,031 234,442 0	92,195 235,406 111,450	$ $ $	96,464 101,337 37,127
(1)
Salary has been reduced by the amounts foregone for participation in the Salary Exchange Option Program by Messrs. Rose, Schultz, Ice, Hund and Moreland, and for participation in the Company's Estate Enhancement Program for Mr. Moreland in 2001, 2000 and 1999.

(2)
The bonus awards for the individuals named above were paid pursuant to the annual incentive compensation plan described in the Compensation and Development Committee Report on 2001 Executive Compensation in this proxy statement. Messrs. Rose and Hund elected to forego all or a portion of their annual incentives pursuant to the Incentive Bonus Stock Program in exchange for restricted stock in 2001, 2000 and 1999. Mr. Moreland made a similar election as to 2000.

(3)
Mr. Rose was granted 300,000 shares of restricted stock on April 20, 2000, which consisted of 100,000 shares valued at $2,378,000 that vest in equal installments over three years, and 200,000 shares valued at $4,756,000 that were to vest in two equal annual installments following the proposed combination of BNSF and Canadian National Railway Company. Upon the public announcement of the mutual termination of the combination on July 14, 2000, the latter 200,000 shares were cancelled.

Restricted
shares and corresponding market value owned by the individuals named above on December 31, 2001, based upon a per share value of $28.84, are shown below. The final column reflects performance-based restricted shares that were cancelled on January 18, 2002, because the performance criteria were not met. Dividends are paid to holders of restricted stock.

Named Executive	Shares of Restricted Stock	Market Value	Shares Cancelled January 18, 2002
Matthew K. Rose	149,359	$4,307,514	21,030
Charles L. Schultz	52,390	$1,510,928	32,400
Carl R. Ice	46,840	$1,350,866	25,440
Thomas N. Hund	68,881	$1,986,528	24,360
Jeffrey R. Moreland	62,340	$1,797,886	31,980

(4)
For 2001, reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan. In addition, in connection with his 2001 participation in the Company's Estate Enhancement Program, $78,200 is reflected for Mr. Moreland.

Stock Option Grants in 2001	The following table provides information as to the individuals named in the Summary Compensation Table and grants of stock options during 2001. All initial option grants to these individuals have a reload feature under which optionees using outstanding shares to pay the exercise price receive an option for the number of shares so used with an exercise price equal to fair market value on the date of exercise and expiring on the same date as the initial option. No more than two reload grants may be made in connection with any initial grant and the reload feature is not available with respect to any grant of options pursuant to a reload.
		Individual Grants
Name	Number of Securities Underlying Options Granted (Shares)	% of Total Options Granted to Employees in Fiscal Year		Exercise Or Base Price ($/Share)		Expiration Date	Potential Realizable Value at Assumed Black-Scholes Calculation(6)
Matthew K. Rose(1)	350,000	4.75%			$29.04	04/25/2011		$2,950,500
Charles L. Schultz(2)	80,500	1.09%			$29.04	04/25/2011		$678,615
Carl R. Ice(3)	111,000 3,226	1.51 0.04	% %	$ $	29.04 31.00	04/25/2011 01/12/2010	$ $	935,730 29,292
Thomas N. Hund(4)	78,500 14,028	1.07 0.19	% %	$ $	29.04 32.34	04/25/2011 03/28/2005	$ $	661,755 133,687
Jeffrey R. Moreland(5)	19,350 71,500 1,345	0.26 0.97 0.02	% % %	$ $ $	28.49 29.04 30.42	01/01/2011 04/25/2011 03/28/2005	$ $ $	159,444 602,745 11,944
(1)
The option grant of 350,000 shares was granted on April 25, 2001, with a reload option, of which the first one-third will become exercisable on April 25, 2002, another one-third will become exercisable on April 25, 2003, and the final one-third will become exercisable on April 25, 2004.

(2)
The option grant of 80,500 shares was granted on April 25, 2001, with a reload option, of which the first one-third will become exercisable on April 25, 2002, another one-third will become exercisable on April 25, 2003, and the final one-third will become exercisable on April 25, 2004.

(3)
The option grant of 111,000 shares was granted on April 25, 2001, with a reload option, of which the first one-third will become exercisable on April 25, 2002, another one-third will become exercisable on April 25, 2003, and the final one-third will become exercisable on April 25, 2004. The option grant of 3,226 shares was granted on June 1, 2001, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on December 1, 2001.

(4)
The option grant of 78,500 shares was granted on April 25, 2001, with a reload option, of which the first one-third will become exercisable on April 25, 2002, another one-third will become exercisable on April 25, 2003, and the final one-third will become exercisable on April 25, 2004. The option grant of 14,028 shares was granted on May 15, 2001, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on November 15, 2001.

(5)
The option grant of 19,350 shares, exercisable beginning January 1, 2004, was granted on January 1, 2001, with a reload option in exchange for $43,000 of his 2003 base salary. The option grant of 71,500 shares was granted on April 25, 2001, with a reload option, of which the first one-third will become exercisable on April 25, 2002, another one-third will become exercisable on April 25, 2003, and the final one-third will become exercisable on April 25, 2004. The option grant of 1,345 shares was granted on July 2, 2001, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on January 2, 2002.

(6)
The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:

Exercise price:	Equal to the fair market value of the underlying stock on the date of grant.
Interest rate:	Equal to the interest rate on a U.S. Treasury security on December 31, 2001 with a maturity date corresponding to the option term.
Volatility rate:	35%.
Dividend rate:	$0.48 annual dividend per share.
Time of exercise:	4 years.

The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated 2001 Stock Option Exercises and Year-End Option Values	The following table provides information as to the individuals named in the Summary Compensation Table concerning their exercise of stock options during 2001 and unexercised stock options held as of the end of 2001. No executive officers held Stock Appreciation Rights (SARs) in 2001, and BNSF has no plans to award SARs in the future.
			Number of Securities Underlying Unexercised Options at Year End (Shares)		Value of Unexercised In-the-Money Options at Year End(1)(2)
	Shares Acquired On Exercise
		Aggregate Value Realized(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew K. Rose	0	$0	753,466	404,934	$912,516	$102,600
Charles L. Schultz	75,000	$1,699,250	626,283	193,700	$2,222,019	$418,950
Carl R. Ice	3,897	$20,791	290,829	161,417	$460,148	$160,313
Thomas N. Hund	24,765	$347,205	419,433	178,200	$771,974	$354,825
Jeffrey R. Moreland	55,038	$1,210,094	526,263	167,795	$1,007,850	$365,873
(1)
Dollar values are calculated by determining the difference between the fair market value of the securities underlying options and the exercise price of options at exercise or at year-end, as applicable.

(2)
Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

Pension Plans	The following tables show the estimated pension benefits payable to a covered participant at normal retirement age (age 65) under the Burlington Northern Santa Fe Retirement Plan ("Retirement Plan"), as well as under the non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

A participant's average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries. For purposes of the Retirement Plan, 2001 covered compensation as used in the computation of this average for the five individuals named in the Summary Compensation Table is as follows:
Executive Officer	2001 Covered Compensation	Estimated Years Of Service
Matthew K. Rose	$1,125,009	9
Charles L. Schultz	$622,570	32
Carl R. Ice	$604,873	23
Thomas N. Hund	$560,791	19
Jeffrey R. Moreland	$538,139	24

Messrs. Rose, Hund and Ice and one other executive officer are covered under the current Retirement Plan formula. Estimated annual benefit levels under the BNSF Retirement Plan are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

BNSF RETIREMENT PLAN FORMULA

	Years of Service
Average Annual Compensation
	10	15	20	25	30	35	40
$250,000	$29,907	$44,861	$59,814	$74,768	$89,722	$104,675	$119,629
$300,000	$36,907	$55,361	$73,814	$92,268	$110,722	$129,175	$147,629
$400,000	$50,907	$76,361	$101,814	$127,268	$152,722	$178,175	$203,629
$500,000	$64,907	$97,361	$129,814	$162,268	$194,722	$227,175	$259,629
$600,000	$78,907	$118,361	$157,814	$197,268	$236,722	$276,175	$315,629
$800,000	$106,907	$160,361	$213,814	$267,268	$320,722	$374,175	$427,629
$1,200,000	$162,907	$244,361	$325,814	$407,268	$488,722	$570,175	$651,629
$1,500,000	$204,907	$307,361	$409,814	$512,268	$614,722	$717,175	$819,629

Pursuant to the Retirement Plan, Messrs. Schultz and Moreland are grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduction for Railroad Retirement, Social Security, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

SFP RETIREMENT PLAN FORMULA

	Years of Service
Average Annual Compensation
	10	15	20	25	30	35	40
$250,000	$33,996	$50,995	$67,993	$84,991	$101,989	$118,987	$135,986
$300,000	$41,996	$62,995	$83,993	$104,991	$125,989	$146,987	$167,986
$400,000	$57,996	$86,995	$115,993	$144,991	$173,989	$202,987	$231,986
$500,000	$73,996	$110,995	$147,993	$184,991	$221,989	$258,987	$295,986
$600,000	$89,996	$134,995	$179,993	$224,991	$269,989	$314,987	$359,986
$800,000	$121,996	$182,995	$243,993	$304,991	$365,989	$426,987	$487,986
$1,200,000	$185,996	$278,995	$371,993	$464,991	$557,989	$650,987	$743,986
$1,500,000	$233,996	$350,995	$467,993	$584,991	$701,989	$818,987	$935,986
Employment Contracts and Other Arrangements
In January 1997, the Board of Directors adopted new BNSF change in control agreements to replace existing BNI and SFP Severance Agreements. Messrs. Schultz, Hund, Moreland, and Ice and one other executive officer have the BNSF severance agreement.

Under this agreement, in the event of a change in control (as defined in the Company's Trust Agreements as discussed below) and subsequent qualifying termination of employment, a participant would receive benefits equal to:
•
three times (one time for certain officers) base salary and target bonus plus a tax make-whole payment (limited to the extent that its value, when aggregated with other benefits or payments, would result in an excise tax under Section 4999 of the U.S. Internal Revenue Code);
	•	life, disability, and health benefits for a period of up to thirty-six months;
	•	vesting of all restricted stock (other than performance-based restricted stock) and pro rata vesting of stock options upon consummation of a future change in control event; and
	•	outplacement and legal fees and expenses relating to claims under the severance agreement.

In addition, the tax make-whole payment would be limited to the extent that its value, when aggregated with other benefits or payments, equals three times the "base amount" as defined in Section 280G of the Internal Revenue Code. Moreover, the benefits of the BNSF severance agreement are limited if total benefits would incur an excise tax under Section 4999 of the Code except where the total of the benefits exceeds 120% of three times the "base amount," in which case the benefits will be paid in full with all accompanying excise taxes due.

Certain officers, including Mr. Rose, retain benefits under prior BNI agreements. These agreements provide similar benefits except that the bonus would be paid at maximum level, certain additional pension benefits are provided, and a tax make-whole payment is not provided.

The Burlington Northern and Santa Fe Railway Company Severance Plan covers all full-time salaried employees, including BNSF executive officers, who are terminated other than for cause as defined in the Severance Plan. A participant will generally be entitled to an amount up to two years' pay based upon a participant's age, length of service and current salary. Benefits under the Severance Plan will not be paid if a participant receives payments under individual severance agreements. BNSF executives who have individual severance agreements may elect to receive benefits under the Severance Plan instead of the severance payments provided by their individual severance agreements, but executive officers would receive benefits under their individual agreements in excess of those provided by the Severance Plan.

Certain executive officers are eligible to participate in the Company's Estate Enhancement Program, which allows an individual to irrevocably forego a portion of base salary to enable the purchase of life insurance coverage on the individual and his or her spouse pursuant to a collateral assignment, split-dollar arrangement with BNSF. One executive officer, Mr. Moreland, and one former executive officer and current director, Mr. Krebs, participated in the program in 2001.

In connection with electing Mr. Krebs Chairman of the Board of Directors on December 7, 2000, the Board established a base salary for him of $500,000 effective January 1, 2001, and an annual bonus at the discretion of the Compensation and Development Committee for each year he serves as Chairman. The Board also provided for: waiver of payments due the Company under the Estate Enhancement Program; a supplemental pension benefit under the Retirement Plan (adding four additional years of service and four years to his age to determine benefits); relocation benefits as provided to current salaried employees under BNSF's relocation program for any sale of his home and movement of household goods; a two-year consulting and non-compete agreement to commence upon retirement as Chairman with a $250,000 per year consulting fee; and, in lieu of office and secretarial support, a $75,000 per year allowance for 20 years beginning upon his retirement. In December 2001, the Board approved a bonus of $2,500,000 to Mr. Krebs.

Trust Agreements
The Company maintains trust agreements to permit funds to be set aside with respect to the Company's obligation to the individuals named in the Summary Compensation Table and the directors under deferred compensation programs and agreements, retirement commitments, and supplemental retirement plans. To the extent the plans are currently funded, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan on a present value basis. The trust agreements further provide for a split-dollar life insurance plan ("Split-dollar Plan") for one director, Mr. Krebs. The Split-dollar Plan provides for the purchase of life insurance policies covering key employees, and for the payment to each covered employee's beneficiary of a portion of the death benefit payable under such employee's life insurance policy, with the remaining value in each policy to be used to fund the other obligations of the trust. The trust retains all rights to any cash values of the policies and the employee pays the cost of term coverage.

In the event of a "change in control" of the Company, the trust agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a "change in control":
	•	any person becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities;
	•	during any period of two consecutive years, individuals who at the beginning of this period constitute the Board of Directors for the Company cease to constitute at least a majority of the Board;
	•	The Company's shareholders approve a merger or consolidation of the Company with another company; or
	•	The Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

SHAREHOLDER PROPOSAL

One owner of 123 shares of the Company's common stock has given notice that he intends to introduce the following proposal and has furnished the following statement in support of the proposal. The Company will provide the proponent's name and address to shareholders promptly upon receiving an oral or written request.

Proposal

Resolved: That shareholders urge that the board of directors will solicit shareholder approval for any "shareholder rights" plan that might be adopted, and that if this approval is not granted in the form of a majority of the shares voted, then any rights plan be redeemed.

Supporting Statement

Shareholder rights plans, sometimes called "poison pills," may be adopted by boards at any time. Such board action presumes a knowledge of what is best for shareholders. Yet I believe shareholders frequently oppose "pills" when they are asked in a vote.

This resolution merely urges the board to secure shareholder approval if and when a pill is put in place by the board. Companies such as Texaco and Compaq have instituted the policy imbedded in this resolution and understandably highlight it as a sign of shareholder accountability. Last year, management argued that "The Board believes it is important that it retain the flexibility to adopt a rights plan without having to conduct a shareholder vote in order to maintain the plan." A majority of shareholders rejected this agreement when they voted to support the above resolution. Broadly, the poison pill and a board's actions to establish them without shareholder vote have come to signify management insulation.

By supporting this resolution, shareholders can signal that [they] will hold the board to the highest standards of accountability.

The Company's Response

Your directors recommend a vote AGAINST this proposal.

The Board of Directors believes that the action requested in the shareholder proposal is neither needed nor advisable. BNSF does not have a rights plan (sometimes called a "poison pill") in place, and it has no present intention of adopting one. Future developments might, under certain circumstances, compel the Board to consider adoption of a rights plan as a means to protect shareholders' interests in the exercise of the Board's fiduciary duties. Requiring a shareholder vote on any rights plan adopted could hinder the Board's ability to use a rights plan to protect shareholder interests.

A rights plan is designed to improve the Board's ability to protect and advance the interests of BNSF and all of its shareholders, especially in the face of unfair and abusive takeover tactics. It enhances the ability of the Board to negotiate with potential acquirers and discourages coercive or low-ball takeover tactics that would operate to the detriment of BNSF shareholders. A requirement that we seek shareholder approval for any rights plan could seriously weaken the Board's negotiating position in a hostile situation and leave it less able to protect shareholder interests.

Our recommendation that shareholders vote against this proposal does not mean that the Board has determined a rights plan should be adopted. Consideration of a rights plan would be made only after informed and careful deliberation by the Board in the exercise of its fiduciary duties on behalf of shareholders. The Board believes that it will best be able to maximize shareholder value if it retains the ability to adopt a plan in the future, if warranted in its judgment based on circumstances then prevailing, to preserve and protect shareholder interests. For these reasons, we believe that adoption of the proposal would not be in the best interest of our shareholders.

We recommend that shareholders vote AGAINST this proposal.

ADDITIONAL INFORMATION

Independent Public Accountant	PricewaterhouseCoopers LLP served as the independent public accountant for the Company in 2001. The Company's independent public accountant for 2002 will be selected by the Board at a regular Board meeting to be held in 2002, prior to which PricewaterhouseCoopers LLP will continue its work under its engagement for 2001. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $755,000.

All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company, other than the services described under "Audit Fees" above, for the fiscal year ended December 31, 2001, were $733,000. These fees were predominantly for services related to Company financings that are required to be provided by PricewaterhouseCoopers LLP, other audits required of the Company, and other audit and tax services for specific transactions or potential transactions of the Company. No information technology services relating to financial information systems design and implementation were rendered by PricewaterhouseCoopers LLP during the year.
Audit Committee Report	This report is submitted by the Audit Committee of the Board of Directors.

The Board of Directors pursues its responsibility for its oversight of the Company's financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required by the applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter adopted by the Board in March 2000 and revised in February 2001, a copy of which is attached to this proxy statement as Appendix II. The Audit Committee and the Board annually review and reassess the adequacy of the charter.

As set forth in the charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the maintenance of appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing the Company's financial statements and expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee meets regularly with PricewaterhouseCoopers LLP, management and the Company's internal auditors. PricewaterhouseCoopers LLP and the Company's internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, we have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. Finally, we have considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with their independence.

Based on our review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.
Audit Committee:
Robert H. West, Chairman Alan L. Boeckmann Vilma S. Martinez Marc J. Shapiro J. Steven Whisler
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in BNSF's common stock with the Securities and Exchange Commission. Based on our records and representations from these persons, we believe that all Securities and Exchange Commission beneficial ownership reporting requirements for 2001 were met, with the exception of one late filing with respect to one transaction and another late filing with respect to two transactions on one day by Michael B. Yanney, a director of BNSF.

Advance Notice Procedures
Shareholder Proposals for Annual Meeting in 2003. Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2003 must be received by BNSF's Secretary at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, no later than November 11, 2002. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

Other Shareholder Business at Annual Meeting in 2003. For other business to be introduced at the annual meeting in 2003, including proposals not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, shareholders must send advance notice in writing to BNSF's Secretary. To be timely, notice must be received no later than December 18, 2002 and no earlier than November 18, 2002. The advance notice must also meet the other requirements of Article II, Section 10 of the Company's By-Laws. You may obtain a copy of our By-Laws by writing to our Secretary, Jeffrey R. Moreland.

Shareholder Nomination of Directors. The Directors and Corporate Governance Committee will consider candidates for election as director as recommended by shareholders. Any such recommendation, together with the person's qualifications and consent to being considered as a nominee, should be sent in writing to BNSF's Secretary on or before November 30 of the year preceding the annual meeting to permit adequate time for review by the Committee. Shareholders intending to nominate a candidate for election as director at the annual meeting in 2003 must give advance notice in writing to the BNSF's Secretary. To be timely, notice must be received no later than December 18, 2002 and no earlier than November 18, 2002. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company's By-Laws.
Other Business
If any matters other than those set forth above are properly brought before the meeting, including any shareholder proposals omitted from the proxy materials pursuant to SEC rules, it is intended that the persons acting under the proxy will vote the proxies given to the Company in accordance with their best judgment.
Your Vote is Important
If you are going to vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, you do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you are going to vote your proxy by telephone, simply follow the instructions on the enclosed proxy card. Thank you for your cooperation and your prompt response.

By order of the Board of Directors.
Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary
March 11, 2002

APPENDIX I

BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN,
AS AMENDED

SECTION 1

STATEMENT OF PURPOSE

        1.1.    The BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN (the "Plan") has been established by BURLINGTON NORTHERN SANTA FE CORPORATION (the "Company") to:

  (a)
  attract and retain executive, managerial and other salaried employees;

  (b)
  motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

  (c)
  provide incentive compensation opportunities that are competitive with those of other major corporations; and

  (d)
  further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

SECTION 2

DEFINITIONS

        2.1.    Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

  (a)
  Award.    The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Restricted Stock, Restricted Stock Units, Performance Stock, or Stock acquired through purchase under Section 10.

  (b)
  Board.    The term "Board" shall mean the Board of Directors of the Company.

  (c)
  Cause.    The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

  (d)
  Change in Control.    A "Change in Control" shall be deemed to have occurred if

  (1)
  any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

    (2)
    during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (3)
    the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

    (4)
    the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

      Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I railroad that is approved by the Board shall not constitute a "Change in Control" unless the Board makes a determination that the transaction shall constitute a "Change in Control".

  (e)
  Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (f)
  Date of Termination.    A Participant's "Date of Termination" shall be the date on which his employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that unless agreed otherwise by the Participant, a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer.

  (g)
  Disability.    Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

  (h)
  Employee.    The term "Employee" shall mean a person with an employment relationship with the Company or a Related Company.

  (i)
  Employer.    The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

  (j)
  Fair Market Value.    The "Fair Market Value" of the Stock shall be the mean between the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective numbers of trading days between the selling dates and the valuation date and shall be determined in good faith by the Committee.

  (k)
  Immediate Family.    With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

  (l)
  Option.    The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

  (m)
  Participant.    The term "Participant" means an Employee who has been granted an award under the Plan.

  (n)
  Performance-Based Compensation.    The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4) of the Code.

  (o)
  Performance Period.    The term "Performance Period" shall mean the period over which applicable performance is to be measured.

  (p)
  Qualified Retirement Plan.    The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

  (q)
  Related Companies.    The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  (r)
  Restricted Period.    The term "Restricted Period" shall mean the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

  (s)
  Retirement.    "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under Article 6 or Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

  (t)
  SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

  (u)
  Stock.    The term "Stock" shall mean shares of common stock of the Company, par value $0.01 per share.

SECTION 3

ELIGIBILITY

        3.1.    The Committee shall determine and designate from time to time, from among the salaried, full-time officers and employees of the Employers those Employees who will be granted one or more awards under the Plan.

SECTION 4

OPERATION AND ADMINISTRATION

        4.1.    Subject to the approval of the stockholders of the Company at the Company's 1999 annual meeting of the stockholders, the Plan shall be effective as of January 1, 1999 ("Effective Date"), provided however, that any awards made under the Plan prior to approval by stockholders, shall be contingent on approval of the Plan by stockholders of the Company and all dividends on Awards shall be held by the Company and paid only upon such approval and all other rights of a Participant in connection with an Award shall not be effective until such approval is obtained. The Plan shall be unlimited and remain in effect until termination by the Board, provided however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date or, if earlier, the date the Plan is adopted by the Board.

        4.2.    The Plan shall be administered by the Compensation and Development Committee of the Board ("Committee") which shall be selected by the Board, shall consist solely of members of the Board who are not employees or officers of the Company or any Related Company and are not eligible to participate in the Plan, and shall consist of not less than two members of the Board who meet the definition of a "Non-Employee Director" under SEC Rule 16b-3 or such greater number as may be required for compliance with SEC Rule 16b-3. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

  (b)
  Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c)
  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d)
  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e)
  Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

  (f)
  Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions of Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-Human Resources or his successor. Any such allocation or delegation may be revoked by the Committee at any time.

  (g)
  No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the committee under the plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

        4.3.    Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

  (a)
  the number of shares of Stock subject to such Award;

  (b)
  the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

  (c)
  the number of shares of Stock subject to all other prior stock options granted to the Participant under other plans or arrangements of the Employers and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection 4.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of Section 13, a Participant's "Individual Limit" shall be 1,000,000 shares per calendar year.

        4.4.    To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(c), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular performance period, those goals will be based on one or more of the following business criteria: net income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholders return, revenue, customer satisfaction, and return on equity. If the Committee establishes performance goals for a performance period relating to one or more of these business criteria, the Committee may determine to approve a payment for that particular performance period upon attainment of the performance goal relating to any one or more of such criteria.

SECTION 5

SHARES AVAILABLE UNDER THE PLAN

        5.1    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in open market or in private transactions. Subject to the provisions of Section 12, the total number of shares of Stock available for grant of Awards shall not exceed thirty-five million (35,000,000) shares of Stock. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect to such Award) as well as shares used to pay an Option Purchase Price under this Plan or a predecessor plan shall again be available under the Plan.

SECTION 6

OPTIONS

        6.1.    The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this section may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Sections 11 and 16, shall not be exercisable for six months from date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

        6.2.    The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the

Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

        6.3.    The determination and payment of the purchase price of a share of Stock under each Option granted under this section shall be subject to the following:

  (a)
  The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than Fair Market Value on the date of the grant.

  (b)
  Subject to the following provisions of this subsection 6.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

  (c)
  The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise).

  (d)
  A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Company.

        6.4.    Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable as follows:

        The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

        6.5.    The exercise period of any Option shall be determined by the Committee and shall not extend more than ten years after the Date of Grant.

        6.6.    In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an expiration date on the same date as the expiration date of the original Option so exercised by payment of the purchase price in shares of Stock.

SECTION 7

RESTRICTED STOCK

        7.1.    Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall not generally be less than three years following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company.

        7.2.    The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than five million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 7 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

        7.3.    Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

  (a)
  Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid on such shares.

  (b)
  Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee.

  (c)
  The Committee may award Performance-Based Restricted Stock, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee. The Committee may specify the number of shares that will vest upon achievement of different levels of performance. Except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full Performance-Based Restricted Stock Award. For achievement of the minimum target but less than the maximum target the Committee may establish a portion of the Award which the Participant is entitled to receive.

  (d)
  Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Performance Period shall be forfeited. If a Participant's Date of Termination occurs during a Performance Period with respect to any Restricted Stock subject to a Performance Period granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock subject to a Performance Period as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock subject to a Performance Period or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

SECTION 8

RESTRICTED STOCK UNITS

        8.1.    Subject to the terms of this Section 8, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment which, when required shall be not less than three years or satisfaction of performance criteria). The Award of Restricted Stock Units under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

        8.2.    The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. In no event shall more than five million shares be granted under Sections 7, 8 and 9 of the Plan. During any period in which units are outstanding and have not been settled in stock, the Participant shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

        8.3.    If a Participant's Date of Termination occurs during a Restricted Period with respect to any Restricted Stock Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 9

PERFORMANCE STOCK

        9.1.    Subject to the terms of this Section 9, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the "Performance Period" with respect to any Award shall be the period over which the applicable performance is to be measured.

        9.2.    The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than five million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

        9.3.    If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Stock granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

SECTION 10

STOCK PURCHASE PROGRAM

        10.1.    The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

        10.2.    The Committee may impose such restrictions with respect to shares purchased under this section, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 7.

SECTION 11

TERMINATION OF EMPLOYMENT

        11.1.    If a Participant's Date of Termination occurs for any reason other than death, Disability, Retirement, or by reason of the Participant's employment being terminated by the Participant's employer for any reason other than Cause, all outstanding Awards shall be forfeited.

        11.2.    If a Participant's Date of Termination occurs by reason of death, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and shares purchased under the Stock Purchase Program outstanding immediately prior to the Participant's Date of Termination shall lapse.

        11.3.    If a Participant's Date of Termination occurs by reason of Disability or Retirement, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except to the extent that an Award of Restricted Stock, Restricted Stock Units, and Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

        11.4.    If a Participant's Date of Termination occurs by reason of the Participant's employment being terminated by the Participant's employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except Restricted Stock and Restricted Stock Units subject only to a Performance Period, and Performance Stock which shall be forfeited). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

        11.5.    Non-Qualified Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause shall expire on the expiration date set forth in the award or, if earlier:

  (a)
  five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (b)
  five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

        Incentive Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause and not exercised prior to the Date of Termination shall be treated as Non-Qualified Stock Options on the day following the Date of Termination and shall expire on the expiration date set forth in the award or, if earlier:

  (i)
  five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (ii)
  five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

        11.6.    If a Participant's employment is terminated by the Participant's employer for reasons other than Cause in connection with a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I Railroad:

  (a)
  All outstanding options then held by the Participant shall become exercisable on the Participant's Date of Termination.

  (b)
  Any restrictions on awards held by the Participant as of the Participant's Date of Termination shall lapse and all Awards vested as if all performance objectives have been attained.

        11.7.    Except to the extent the Committee shall otherwise determine, if as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the Employer.

        11.8.    Notwithstanding the foregoing provisions of this section, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

SECTION 12

ADJUSTMENTS TO SHARES

        12.1.    If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

        12.2.    If the Committee determines that the adjustments in accordance with the foregoing provisions of this section would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

SECTION 13

TRANSFERABILITY OF AWARDS

        13.1.    Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 13, the Committee may permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Family Partnership for members of the Immediate Family), subject to such limits as the Committee may establish and the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

SECTION 14

AWARD AGREEMENT

        14.1.    Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with the Company nor shall it restrict the right of the Company to terminate a Participant's employment at any time.

SECTION 15

TAX WITHHOLDING

        15.1.    All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share; provided that no election to have shares of Stock withheld from an Award or submission of shares shall be effective with respect to an Award which was transferred by a Participant in accordance with the Plan.

SECTION 16

CHANGE IN CONTROL

        16.1.    Subject to the provisions of Section 12 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

  (a)
  All outstanding Options shall become fully exercisable.

  (b)
  All shares of Restricted Stock, Restricted Stock Units and Performance Stock shall become fully vested.

  (c)
  All vesting restrictions imposed under Section 10 (relating to restrictions on shares purchased by the Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

SECTION 17

TERMINATION AND AMENDMENT

        17.1.    The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan; materially increase the benefits accruing to Participants under the Plan; or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 12 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

APPENDIX II

BURLINGTON NORTHERN SANTA FE CORPORATION

Audit Committee Charter

Organization

The Audit Committee (the "Committee") shall be composed of at least three directors, each of whom shall be free of any relationship that, in the business judgment of the Board, would interfere with the exercise of their independence from management and the Company. Each Committee member shall also be financially literate as this qualification is interpreted by the Board, or become financially literate within a reasonable time after appointment to the Committee, and at least one member of the Committee shall possess accounting or related financial management expertise. In determining financial expertise, the Board may consider past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. In addition to these requirements for Committee members, the Board shall consider other applicable stock exchange or regulatory requirements in determining a director's eligibility to serve on the Committee.

Statement of Policy

The Committee shall provide assistance to the Board in: (i) fulfilling its oversight of the corporate accounting and reporting practices of the Company and the financial reports and related independent audits of the Company, (ii) selecting the independent auditors, and (iii) evaluating the independence of the independent auditors. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to provide oversight to the Board and shareholders to help ensure that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's annual financial statements, reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Therefore, it is not the duty or responsibility of the Committee to conduct "field work" or other types of auditing or accounting reviews or procedures, or to set audit or independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity and skill of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

In carrying out these responsibilities, the Committee will:

  •
  Review and recommend to the Board the independent accountants to be selected to audit the financial statements of the Company and its subsidiaries. Such independent accountants shall be ultimately accountable to the Board and the Committee as representatives of the shareholders, and the Board and the Committee shall have the ultimate responsibility to select, evaluate and, where appropriate, to replace the independent accountants.

  •
  Require that the independent accountants annually provide a formal written statement delineating all relationships between the independent accountants and the Company, consistent with the Independence Standards Board (ISB) Standard No. 1 (it being understood that the independent accountants are responsible for the accuracy and completeness of the statement). The Committee shall be responsible for actively engaging in a dialogue with the independent accountants, and recommending action to the Board as appropriate, with respect to any disclosed relationships or services which may affect the objectivity and independence of the independent accountants.

  •
  Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of such audit, including any comments or recommendations of the independent accountants.

  •
  Review with the independent accountants, the Company's internal auditors, and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  •
  Review the internal audit function of the Company including its independence, the proposed audit plans for the coming year, the coordination of such plans with the independent accountants, and periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Discuss, or the Committee Chair will discuss, matters identified during the independent accountants' review of interim financial information with the independent accountants and management prior to the filing of the Company's Quarterly Report on Form 10-Q.

  •
  Review the financial statements to be included in the Annual Report on Form 10-K with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Discuss with the independent accountants and the Company's financial management the independent accountants judgments about the quality of the Company's accounting principles as applied in its financial reporting, and significant judgments affecting the financial statements. The discussion should include such matters as the consistency of application of accounting policies and the clarity and completeness of the Company's accounting information contained in the financial statements and related disclosures.

  •
  Review and reassess the adequacy of this charter on an annual basis.

  •
  As required by the applicable regulations, (i) review and approve disclosures concerning fees and other matters, including consideration by the Committee of whether non-audit services provided by the independent accountants are compatible with maintaining the independent accountants' independence, and (ii) provide a report in the annual proxy statement disclosing that the Committee has: (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified or supplemented, (c) received the written disclosures and the letter from the independent auditors required by the ISB Standard No. 1, as may be modified or supplemented, and has discussed with them the independent accountants independence and (d) disclosed that based on the review and discussions described in (a) through (c) above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  •
  Provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent accountants received during the course of the audit.

  •
  Discuss significant Audit Committee matters with the full Board.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or independent accountants for this purpose if, in its judgment, that is appropriate.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside accountants for special audits, reviews, and other procedures and to retain special counsel and other experts or consultants.

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830

This Proxy is solicited on behalf of the Board of Directors.

The undersigned, revoking any proxy previously given, hereby appoints Jeffrey R. Moreland and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of the Company to be held at The Fort Worth Club, 306 West 7th Street, Fort Worth, Texas, Wednesday, April 17, 2002, at 2:00 p.m. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation; however, the proxies appointed above cannot vote your shares unless you sign and return this card, or vote by telephone as explained on the other side.

If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern 401(k) Plan for TCU Employees, and Burlington Northern Santa Fe Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.

IMPORTANT-PLEASE SIGN AND DATE ON REVERSE SIDE	SEE REVERSE SIDE

[Fold and Detach proxy card Here AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE TO VOTE BY MAIL]

Burlington Northern Santa Fe Corporation
Annual Meeting of Shareholders
April 17 2002, 2:00 p.m.
The Fort Worth Club
Horizon Room
306 West 7TH Street
Fort Worth, Texas

PLEASE NOTE: IF YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THE PROXY CARD.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above in the enclosed postage-paid envelope, or to vote using the telephone voting instructions on the other side.

6677

☒ Please mark your
votes as in this
example.

This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted "FOR" the nominees for Director listed below, "FOR" approval of amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, and "AGAINST" the Shareholder Proposal concerning shareholder rights plans.

The Board of Directors recommends a vote "FOR" all Nominees listed below, "FOR" approval of amendment of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, and "AGAINST" the Shareholder Proposal concerning shareholder rights plans.

		FOR	WITHHELD
1.	Election of Directors	☐	☐	If marked, a vote is withheld from all nominees
NOMINEES FOR DIRECTOR:

For, except vote withheld from the following nominee(s):

01.	A.L. Boeckmann
02.	J.J. Burns, Jr.
03.	B.M. Lindig
04.	V.S. Martinez
05.	M.F. Racicot
06.	R.S. Roberts
07.	M.K. Rose
08.	M.J. Shapiro
09.	R.H. West
10.	J.S. Whisler
11.	E.E. Whitacre, Jr.
12.	M.B. Yanney.
		FOR	AGAINST	ABSTAIN
2.	Approval of amendment of Burlington Northern Santa Fe 1999 Stock Incentive Plan.	☐	☐	☐
3.	Shareholder Proposal concerning shareholder rights plans.	☐	☐	☐
	I plan to attend the Annual Meeting of Shareholders.	☐

In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting. Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.

SIGNATURE(S) IF HELD JOINTLY,

TITLE OR AUTHORITY

DATE

[FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED ENVELOPE; RETAIN ADMISSION TICKET]

YOU CAN VOTE BY TELEPHONE 24 HOURS A DAY AND 7 DAYS A WEEK

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please follow these easy steps:

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Use the Control Number located in the box above, just below the perforation. Enter the Control Number exactly as it appears.

Follow the recorded instructions. Your telephone vote must be received by 12:00 midnight New York time on April 16, 2002.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

IF YOU PLAN ON ATTENDING THE 2002 ANNUAL MEETING, PLEASE MARK THE BOX ON THE PROXY CARD ABOVE, AND BRING THIS TICKET WITH YOU FOR ADMITTANCE AT THE ANNUAL MEETING.

ADMISSION CARD

Burlington Northern Santa Fe Corporation
Annual Meeting of Shareholders
April 17, 2002, 2:00 p.m.
The Fort Worth Club
Horizon Room
306 West 7th Street
Fort Worth, Texas